                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                        SYMIX SYSTEMS, INC.
- --------------------------------------------------------------------------------
                          (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2).
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
     and 0-11.
     1)     Title of each class of securities to which transaction applies:
                                          N/A
        ------------------------------------------------------------------------
     2)       Aggregate number of securities to which transaction applies:
                                          N/A
        ------------------------------------------------------------------------
     3)     Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
                                          N/A
        ------------------------------------------------------------------------
     4)             Proposed maximum aggregate value of transaction:
                                          N/A
        ------------------------------------------------------------------------

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

                                     [LOGO]

                         2800 CORPORATE EXCHANGE DRIVE
                                   SUITE 400
                              COLUMBUS, OHIO 43231
                           TELEPHONE: (614) 523-7000

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                             ---------------------

To the Shareholders of
SYMIX SYSTEMS, INC.

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Symix Systems, Inc. ("Symix") will be held at 2800 Corporate Exchange Drive, Columbus, Ohio, on Friday, November 1, 1996, at 9:00 a.m. (local time) for the following purposes:

    1. To elect six (6) directors, each to serve for a term of one year and until his successor is duly elected and qualified or his earlier resignation, removal from office or death.

    2. To transact such other business as may properly come before the meeting or any adjournment thereof.

    Only shareholders of record at the close of business on September 23, 1996, are entitled to notice of and to vote at the Annual Meeting of Shareholders.

                             YOUR VOTE IS IMPORTANT

    You are urged to date, sign and promptly return the enclosed Proxy so that your shares may be voted in accordance with your wishes and so that the presence of a quorum may be assured. The prompt return of your signed Proxy, regardless of the number of shares you hold, will aid Symix in reducing the expense of additional Proxy solicitation. Should you attend the meeting, you may revoke your Proxy and vote in person. Attendance at the meeting will not, in and of itself, constitute revocation of a Proxy. You are cordially invited to attend the meeting, and we request that you indicate your plans in this respect in the space provided on the enclosed form of Proxy.

                                                 [SIGNATURE]

                                          LAWRENCE W. DELEON,
                                          SECRETARY

Columbus, Ohio
September 24, 1996

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                     [LOGO]

                         2800 CORPORATE EXCHANGE DRIVE
                                   SUITE 400
                              COLUMBUS, OHIO 43231
                           TELEPHONE: (614) 523-7000

                            ------------------------

                                PROXY STATEMENT

                             ---------------------

                                    GENERAL

    This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Symix Systems, Inc. ("Symix") to be used at its Annual Meeting of Shareholders (the "Meeting") to be held on November 1, 1996 and at any adjournment or adjournments thereof. Shares represented by properly executed proxies will be voted at the Meeting. Where a choice is specified by the shareholder, the proxy will be voted in accordance with such choice. Any proxy may be revoked at any time insofar as it has not been exercised provided notice of revocation of the proxy is received by Symix either in writing or in open meeting.

    This Proxy Statement was first mailed to shareholders on or about September 24, 1996.

    September 23, 1996, has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting or any adjournment or adjournments thereof. On the record date, giving effect to the recent two-for-one stock split, there were outstanding and entitled to be voted, 5,522,576 Common Shares of Symix.

    Each shareholder is entitled to one vote for each share held. Shareholders do not have cumulative voting rights in the election of directors.

                        PRINCIPAL HOLDERS OF SECURITIES

    The following table sets forth the names and addresses of the only persons known to Symix who each beneficially owns more than 5% of the outstanding Symix Common Shares ("Common Shares"), the number of Common Shares beneficially owned and the percentage of Common Shares so owned as of the record date:

                                                                                                AMOUNT AND NATURE OF   PERCENT OF
NAME AND ADDRESS                                                                                BENEFICIAL OWNERSHIP     CLASS
- ----------------------------------------------------------------------------------------------  --------------------   ----------
Lawrence J. Fox ..............................................................................       2,158,854(1)         38.3%
  2800 Corporate Exchange Drive
  Suite 400
  Columbus, Ohio 43231

Kennedy Capital Management, Inc. .............................................................         509,400(2)         9.22%
  425 North Ballas Road, #158
  St. Louis, Missouri 63141

- ------------------------

(1)  See note 1 and note 2 to next table.

(2)  Based on information provided to Symix by Kennedy Capital Management, Inc.

    The following table sets forth, as of the record date, certain information as to the share ownership of each director and nominee, and the share ownership of all directors and executive officers as a group:

                                                                                                AMOUNT AND NATURE OF
                                                                                                     BENEFICIAL        PERCENT OF
NAME                                                                                                OWNERSHIP(1)         CLASS
- ----------------------------------------------------------------------------------------------  --------------------   ----------
Lawrence J. Fox...............................................................................       2,158,854(2)         38.3%

John Tait.....................................................................................          30,156(3)         *

Duke W. Thomas................................................................................          40,638(3)         *

Larry L. Liebert..............................................................................          20,000(3)         *

James A. Rutherford...........................................................................          80,000(4)          1.4%

Stephen A. Sasser.............................................................................         116,000(5)          2.1%

Lawrence W. DeLeon............................................................................          24,000(6)         *

Otto Offereins................................................................................          15,000(6)         *

James W. Randall(7)...........................................................................          56,200(8)          1.0%

All directors, nominees and officers as a group (11 persons)..................................       2,547,848(9)         43.2%

- ------------------------

 *  Represents less than 1% of the outstanding Common Shares.

(1) Each named beneficial owner has sole voting and investment power with respect to the shares listed, except as otherwise noted. The number of shares shown has been adjusted to reflect the two-for-one stock split effective September 10, 1996.

(2)  Includes 108,000 shares subject to options exercisable within sixty days.

(3)  Includes 20,000 shares subject to options exercisable within sixty days.

(4) Does not include 240,000 shares held by Roundwood Capital L.P., of which Mr. Rutherford is a limited partner. Includes 20,000 shares subject to options exercisable within sixty days.

(5)  Includes 100,000 shares subject to options exercisable within sixty days.

(6)  Includes 15,000 shares subject to options exercisable within sixty days.

(7) Mr. Randall resigned his position as an executive officer of the Company effective May 6, 1996.

(8)  Includes 56,000 shares subject to options exercisable within sixty days.

(9)  Includes 379,000 shares subject to options exercisable within sixty days.

                                   DIRECTORS

    At the Meeting, six (6) directors will be elected to hold office, each until the 1997 annual meeting of shareholders or until his successor is duly elected and qualified or his earlier resignation, removal from office or death. It is the intention of the persons named as Proxies in the enclosed proxy card to vote the shares they represent for the election of the persons named in the following table unless the proxy card is marked to indicate that such authorization is expressly withheld. In case any person named in the table is unable to serve (which is not anticipated), the persons named as Proxies in the enclosed proxy card may vote the shares they represent for another nominee as recommended by the Board of Directors.

                                                                                                                         DIRECTOR
NAME                       AGE                        DIRECTORS AND THEIR PRINCIPAL OCCUPATIONS                           SINCE
- -------------------------  --- ----------------------------------------------------------------------------------------  --------
Lawrence J. Fox..........  40  Chairman of the Board and Chief Executive Officer of Symix                                  1984

Larry L. Liebert.........  50  Chairman of the Board and Chief Executive Officer of L Corporation                          1993

Stephen A. Sasser........  46  President and Chief Operating Officer of Symix                                              1995

John Tait................  48  Managing General Partner, B.P.A. Consultants                                                1985

Duke W. Thomas...........  59  Partner, Vorys, Sater, Seymour and Pease                                                    1988

James A. Rutherford......  50  President of Wingset Inc.                                                                   1995

    Mr. Fox founded Symix in 1979 as a sole proprietorship. He has held his present offices since Symix was incorporated in 1984. He also served as Treasurer until 1989.

    Mr. Liebert has been the Chairman and Chief Executive Officer of L Corporation, a parent/holding company for selected businesses in the wholesale, distribution and manufacturing industries, since it was formed in 1990. From 1965 to 1987, Mr. Liebert held various positions at Liebert Corporation, an international manufacturer and distributor of computer support systems products, including President from 1981 to 1987 and Chairman of the Board from 1984 to 1987. In 1987, Liebert Corporation was acquired by and became a subsidiary of Emerson Electric Company, which designs, manufactures and sells a broad range of electrical and electronic products and systems. Mr. Liebert served as an Emerson Group Vice President as well as Chairman of Liebert Corporation until 1990.

    Mr. Sasser joined the Company in July, 1995 as President and Chief Operating Officer. From October, 1994 to June, 1995, Mr. Sasser served as Vice President of International Operations for Trilogy Development Group, a provider of client-server sales and marketing software. From August, 1992 to October 1994, Mr. Sasser was Group Vice President of the Systems Management Division and Pacific Rim Operations of Legent Corporation, a provider of systems management software products and services ("Legent"). From April, 1987 through its acquisition by Legent in 1992, Mr. Sasser served as President of the Data Center Management Division of Goal Systems International, Inc. ("Goal Systems"), which designed, developed, and marketed systems management software products. Mr. Sasser also is a director of Viaserve, Inc.

    Mr. Tait has been the Managing General Partner of B.P.A. Consultants, an investment partnership in Columbus, Ohio, since 1990. From 1987 until 1990 he was a partner of F.M.G., a financial consulting firm. Prior thereto, Mr. Tait served as Secretary and Treasurer of the Lowe Group, a financial services holding company.

    Mr. Thomas has been a partner of Vorys, Sater, Seymour and Pease, a law firm based in Columbus, Ohio, for more than five years. Mr. Thomas is also a director of The Ohio Bar Liability Insurance Co.

    Mr. Rutherford founded Wingset Inc., a private investment management corporation, and has served as its President since 1992. He was Chairman of the Board from 1988 to 1991 and Chief Executive Officer from 1988 to 1990 of Goal Systems. Mr. Rutherford is also a director of Ciber, Inc.

               COMPENSATION, MEETINGS AND COMMITTEES OF DIRECTORS

    For the fiscal year ended June 30, 1996, the compensation arrangement between Symix and all directors who are not employees of Symix ("Outside Directors") was as follows: $500 for each Board meeting attended; and $1,250 per quarter. For the fiscal year ending June 30, 1997, it is anticipated that the compensation arrangement between Symix and the Outside Directors will remain the same. In addition, from time to time, the Outside Directors receive options to acquire Symix's Common Shares under the Symix Systems, Inc. Stock Option Plan for Outside Directors (the "Directors' Plan"). During the 1996 fiscal year, an option for 20,000 Symix Common Shares was granted to Mr. Rutherford under the Directors' Plan. Employee directors did not, in fiscal year 1996, and will not in fiscal year 1997, receive any additional compensation for serving as a director.

    During the last fiscal year, there were five meetings of Symix's Board of Directors. With the exception of Larry Liebert, who attended three Board meetings and two Compensation Committee meetings, no director attended less than 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings of all committees of the Board of Directors on which that director served.

    Symix has an Audit Committee consisting of Lawrence J. Fox, John Tait and Duke W. Thomas. The committee met one time during the 1996 fiscal year. Its function is to review the adequacy of Symix's system of internal control, to investigate the scope and adequacy of the work of Symix's auditors and to recommend to the directors a firm of accountants to serve as Symix's auditors.

    Symix does not have a nominating committee.

                             EXECUTIVE COMPENSATION

    The following table shows, as to the Chief Executive Officer and the other most highly compensated executive officers whose salary plus bonus exceeded $100,000, information concerning compensation paid for services to Symix in all capacities during the fiscal year ended June 30, 1996, as well as the total compensation paid to each such individual for Symix's two previous fiscal years (if such person was the Chief Executive Officer or an executive officer, as the case may be, during any part of such fiscal years).

                           SUMMARY COMPENSATION TABLE

                                                                                                SECURITIES
                                                                                OTHER ANNUAL    UNDERLYING
                                                                                COMPENSATION     OPTIONS/          ALL OTHER
NAME AND PRINCIPAL POSITION                      YEAR  SALARY ($)   BONUS ($)       ($)        SARS (#)(1)     COMPENSATION ($)
- -----------------------------------------------  ----  ----------   ---------   ------------   ------------   -------------------
Lawrence J. Fox................................  1996   $ 256,661        None      $44,973(2)       None            $32,165(3)
 Chairman and CEO                                1995     241,500        None         N/A         80,000             31,019(4)
                                                 1994     235,751   $   8,404         N/A         80,000             31,052(5)

Stephen A. Sasser..............................  1996   $ 220,000   $ 180,000         N/A        540,000(6)         $ 1,833(8)
 President and COO

Lawrence W. DeLeon.............................  1996   $ 105,573   $  69,360         N/A         80,000(7)         $ 1,833(8)
 Vice President and CFO

Otto Offereins.................................  1996   $ 102,865   $  58,060         N/A         80,000(7)         $ 1,819(8)
 Vice President -- Development and Support

James W. Randall...............................  1996   $ 133,460(9) $  31,185        N/A           None            $ 2,733(8)
 Senior Vice                                     1995     144,169(9)    45,500        N/A           None              1,952(8)
President -- Sales                               1994     107,538(9)    18,654        N/A           None              1,442(8)

- ------------------------

(1) Symix has not granted any stock appreciation rights. Adjusted to reflect the two-for-one stock split effective September 10, 1996.

(2) Includes reimbursement of $13,331 for estimated taxes relating to compensation received by the named officer during fiscal years 1996 and 1995, payment for automobile allowance for 16 months during fiscal years 1996 and 1995 and club dues.

(3) Includes $28,000 paid for the premiums on split term life insurance on the named officer and Symix's matching contribution to the 401(k) Profit Sharing Plan of $4,165.

(4) Includes $28,000 paid for premium on split term life insurance on the named officer and Symix's matching contribution to the 401(k) Profit Sharing Plan of $3,019.

(5) Includes $28,000 paid for the premiums on split term life insurance on the named officer and Symix's matching contribution to the 401(k) Profit Sharing Plan of $3,052.

(6) Includes 140,000 Symix Common Shares covered by an option granted in July, 1996 as compensation for services rendered in fiscal year ended June 30, 1996 and the achievement of certain financial performance objectives.

(7) Includes 20,000 Symix Common Shares covered by an option granted in July, 1996 for services rendered in fiscal year ended June 30, 1996 and the achievement of certain financial performance objectives.

(8) Represents Symix's matching contribution to the 401(k) Profit Sharing Plan for the named officer.

(9)  Includes commissions.

EMPLOYMENT AGREEMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

    Symix has an employment agreement dated July 5, 1995 with Stephen A. Sasser, President and Chief Operating Officer of Symix (the "Agreement"). The initial term of the Agreement extends to July 5, 1999. However, the Agreement provides for automatic renewal for one additional year each July 4 thereafter unless prior notice of non-renewal is given by Symix to Mr. Sasser at least 150 days, or by Mr. Sasser to Symix at least 120 days, before the expiration of the initial term or any extended term. Under the

Agreement, Mr. Sasser agrees to serve as President and Chief Operating Officer of Symix. He further agrees to serve as a director of Symix and as an officer and/or director of any of Symix's subsidiaries if elected as such.

    Mr. Sasser also is entitled to receive under the Agreement an annual base salary of not less than $220,000 and additional compensation pursuant to a bonus plan approved by the Compensation Committee of the Symix Board of Directors (with a target bonus opportunity of $180,000).

    If Mr. Sasser's employment with Symix is terminated as the result of his death or disability (as defined in the Agreement), or by Symix for cause (as defined in the Agreement), then he will be entitled to receive his base salary through the date of termination and bonus compensation as provided for under the Agreement on a pro rata basis to the extent that Symix has achieved certain annual targets and objectives. In the event of termination of Mr. Sasser's employment by Symix other than for cause or disability (in each case, as defined in the Agreement) or by Mr. Sasser within one year after a "change in control" of Symix (as defined in the Agreement), in addition to the prorated base salary and bonus compensation previously described, Mr. Sasser will be entitled to receive an amount equal to his annual base salary, plus an amount equal to the highest bonus earned by him under the terms of the Agreement for any fiscal year prior to the date of termination, and other specified benefits. The Agreement also provides for the grant of two separate options covering 400,000 and 140,000 Symix Common Shares, respectively, to Mr. Sasser as additional consideration. An option for 400,000 Symix Common Shares was granted to Mr. Sasser effective in January, 1996. Mr. Sasser was entitled to receive the option for an additional 140,000 Symix Common Shares within 30 days after publication of quarterly and annual statements of sales and earnings for Symix's fiscal 1996 fourth quarter and year provided that Mr. Sasser remained employed by Symix through June 30, 1996 and achieved certain financial performance objectives. The option for 140,000 Symix Common Shares was granted to Mr. Sasser on July 25, 1996.

    Under the Agreement, if any of the compensation or other benefits paid to Mr. Sasser upon termination of his employment by Symix without cause, or upon termination of his employment by Mr. Sasser within a year after a change in control of Symix, result in additional tax to him under Section 4999 of the Internal Revenue Code, then Symix is required to make an additional payment to him so as to provide Mr. Sasser with the benefits he would have received in the absence of such tax.

    The Agreement also requires Symix to maintain a policy of insurance on Mr. Sasser's life in the amount of $1 million, the proceeds of which policy to be payable upon his death to beneficiaries designated by Mr. Sasser or to his estate if no such designation is made.

    In addition, awards of stock options to Symix employees, including the named executive officers, generally will vest upon a change in control of Symix (as defined in Symix employee stock option agreements).

STOCK OPTION GRANTS AND EXERCISES

    The following table sets forth certain information with respect to stock options awarded during fiscal year 1996 to executive officers named in the Summary Compensation Table. These option grants are also reflected in the Summary Compensation Table. In accordance with Securities and Exchange Commission ("Commission") rules, the hypothetical realizable values for each option grant are shown based on compound annual rates of stock price appreciation of 5% and 10% from the grant date to the expiration date. The assumed rates of appreciation are prescribed by the Commission and are for illustration purposes only; they are not intended to predict future stock prices, which will depend upon market conditions and Symix's future performance and prospects.

                   STOCK OPTIONS GRANTED IN FISCAL YEAR 1996

                                                                                              POTENTIAL REALIZABLE
                                       % OF TOTAL                                               VALUE AT ASSUMED
                                        OPTIONS                                                 ANNUAL RATES OF
                             # OF      GRANTED TO                                                 STOCK PRICE
                          SECURITIES   EMPLOYEES                                                APPRECIATION FOR
                          UNDERLYING       IN       EXERCISE    MARKET      ORIGINAL              OPTION TERM
                           OPTIONS       FISCAL      PRICE       PRICE     EXPIRATION   --------------------------------
NAME                       GRANTED        1996      ($/SHARE)  ($/SHARE)      DATE       0% ($)     5% ($)     10% ($)
- ------------------------  ----------   ----------   --------   ---------   ----------   --------  ----------  ----------
Lawrence J. Fox.........       -0-       N/A          N/A        N/A         N/A          N/A        N/A         N/A

Stephen A. Sasser.......   400,000(1)     50.4%     $3.8125     $  5.00      7/5/05     $475,000  $1,735,000  $3,655,000

Lawrence W. DeLeon......    60,000(2)      7.6%     $ 5.375      N/A        9/15/05       N/A     $  203,175  $  512,775

Otto Offereins..........    60,000(2)      7.6%     $ 5.375      N/A        9/15/05       N/A     $  203,175  $  512,775

James W. Randall........       -0-       N/A          N/A        N/A         N/A          N/A        N/A         N/A

- --------------------------

(1) Does not include 140,000 Symix Common Shares covered by an option granted in July, 1996 as compensation for services rendered in fiscal year ended June 30, 1996 and the achievement of certain financial performance objectives. The option expires on July 25, 2000 and has an exercise price of $7.595 per share.

(2) Does not include 20,000 Symix Common Shares covered by an option granted in July, 1996 as compensation for services rendered in fiscal year ended June 30, 1996 and the achievement of certain financial performance objectives. The option expires on July 25, 2000 and has an exercise price of $7.595 per share.

    Options granted to Symix executive officers generally vest and become exercisable in increments of 25% on each anniversary of the grant date, provided the executive officer continues in the employ of Symix, and provided further that, upon the occurrence of certain change in control events (defined in the Symix stock option agreements) all such options will become fully vested.

    The following table shows the number of all vested (exercisable) and unvested (not yet exercisable) stock options held by each Symix executive officer at the end of fiscal year 1996, and the value of all such options that were "in the money" (i.e. the market price of the Common Shares covered by the options was greater than the exercise price of the options) at the end of fiscal year 1996.

             AGGREGATED OPTION/SAR(1) EXERCISES IN LAST FISCAL YEAR
                                      AND
                      FISCAL YEAR END OPTION/SAR(1) VALUES

                         NUMBER OF                                                     TOTAL VALUE OF
                           SHARES                          TOTAL NUMBER OF        UNEXERCISED IN-THE-MONEY
                        ACQUIRED ON       VALUE       UNEXERCISED OPTIONS HELD     OPTIONS HELD AT FISCAL
NAME                    EXERCISE (#)   REALIZED ($)    AT FISCAL YEAR END (#)           YEAR END ($)
- ----------------------  ------------   ------------   -------------------------   -------------------------
                                                      EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
                                                      -------------------------   -------------------------
Lawrence J. Fox.......       -0-            -0-            88,000/100,000             $206,200/$318,600

Stephen A. Sasser.....       -0-            -0-               -0-/400,000                -0-/$1,625,000

Lawrence W. DeLeon....       -0-            -0-                -0-/60,000                  -0-/$150,000

Otto Offereins........       -0-            -0-                -0-/60,000                  -0-/$150,000

James W. Randall......       -0-            -0-             46,000/10,000               $84,750/$16,250

- ------------------------

(1)  Symix has not granted any stock appreciation rights.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Symix Compensation Committee consisted during fiscal 1996 of Messrs. Tait, Liebert, Rutherford and Thomas, who are all of the non-employee members of the Symix Board of Directors. Mr. Thomas is a partner of the law firm of Vorys, Sater, Seymour and Pease. Symix used during fiscal 1996, and anticipates that it will continue to use, the services of such firm.

    IN ACCORDANCE WITH RULES PROMULGATED BY THE SECURITIES AND EXCHANGE COMMISSION, THE INFORMATION INCLUDED UNDER THE CAPTIONS "REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS" AND "PERFORMANCE GRAPH" WILL NOT BE DEEMED TO BE FILED OR TO BE PROXY SOLICITING MATERIAL OR INCORPORATED BY REFERENCE IN ANY PRIOR OR FUTURE FILINGS BY SYMIX UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                      REPORT OF THE COMPENSATION COMMITTEE
                                     OF THE
                             BOARD OF DIRECTORS ON
                             EXECUTIVE COMPENSATION

    The compensation of Symix's executive officers generally is determined by the Compensation Committee of the Symix Board of Directors ("Compensation Committee"). Each member of the Compensation Committee is a director who is not an employee of Symix or any of its affiliates and such committee met three times in fiscal year 1996. The following report with respect to certain compensation paid or awarded to Symix's executive officers during fiscal year 1996 is furnished by the directors who comprised the Symix Compensation Committee.

GENERAL POLICIES

    Symix's compensation programs are intended to enable Symix to attract, motivate, reward, and retain the management talent required to achieve its corporate objectives in a rapidly changing industry, and thereby increase shareholder value. It is Symix's policy to provide incentives to its senior management to achieve these objectives and to reward exceptional performance and contributions to the development of Symix's business. To attain these objectives, Symix's executive compensation program includes a base salary, coupled with a bonus incentive component which is based on the performance of Symix described below, and various other benefits including medical benefits and 401(k) plan contributions generally available to all employees of Symix.

    The Compensation Committee annually establishes the base salaries which will be paid to Symix's executive officers during the year. In setting base salaries, the Compensation Committee takes into account certain factors, such as current compensation, financial performance of Symix and qualitative factors bearing on an individual's experience, responsibilities, management and leadership abilities and job performance.

    During the last fiscal year, the executive officers and other management employees of Symix ("Participants") participated in a compensation plan based upon the performance of Symix (the "Bonus Plan"). Annual and quarterly targets were established by the Compensation Committee for executive officers and by the executive officers for all other Participants. Total targeted compensation was determined based on average compensation levels for the industry. A Participant earned an annual bonus based upon the performance of Symix as reflected by Symix's earnings per share for the year in relation to its financial plan for the year (the "Annual Bonus"). The earnings per share for the year was required to be at least ninety percent (90%) of the targeted earnings per share before any Annual Bonus is paid. The Annual Bonus was paid after the release of earnings for the fiscal year. Some executive officers also were eligible for a quarterly bonus based on achieving quarterly revenue targets and/or achieving predefined objectives approved by the Compensation Committee. The quarterly bonuses were paid within sixty (60) days following the quarter.

    Many of Symix's employees, including its executive officers, also are eligible to be granted stock options periodically in order to more directly align their interests with the long-term financial interests of Symix's shareholders.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

    The Compensation Committee analyzes and considers the same factors in determining the base salary of the Chief Executive Officer as it does for the other executive officers. During the last fiscal year, Mr. Fox received an increase in base salary of $33,500.00. Mr. Fox did not receive any performance based incentive cash compensation during the last fiscal year.

                                          THE COMPENSATION COMMITTEE:

                                          James A. Rutherford
                                          John T. Tait
                                          Duke W. Thomas
                                          Larry L. Liebert

                               PERFORMANCE GRAPH

    The following graph sets forth for the period indicated a comparison of the cumulative total returns on Symix's Common Shares, the Dow Jones Equity Market Index and Dow Jones All Technology Index. Information reflected on the graph assumes an investment of $100 on June 28, 1991 in each of the Symix Common Shares, the Dow Jones Equity Market Index and Dow Jones All Technology Index. Cumulative total return assumes reinvestment of dividends. Symix is not among the companies included in the Dow Jones All Technology Index. Symix has not identified any published industry index of stock performance which includes Symix or software companies comparable to it. The stock price performance shown on the graph is not necessarily indicative of future price performance.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

           DJ EQUITY MARKET   DJ ALL TECHNOLOGY  SYMIX SYSTEMS, INC
6/28/91                  100                100                 100
6/30/92                  114                113                  72
6/30/93                  131                137                  39
6/30/94                  132                142                  52
6/30/95                  167                210                  41
6/28/96                  212                257                  80

                      COMPLIANCE WITH SECTION 16(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Symix executive officers and directors, and persons who beneficially own more than 10% of the Common Shares of Symix, to file initial reports of ownership and reports of changes in ownership of their equity securities of Symix with the Commission and the National Association of Securities Dealers, Inc. Symix executive officers, directors and greater than 10% beneficial owners are required by Commission regulations to furnish Symix with copies of all Section 16(a) forms filed by them. Other than as described below, and based solely on a review of the copies of such forms furnished to Symix and written representations from Symix's executive officers and directors, Symix believes that all Section 16(a) filing requirements applicable to its executive officers, directors and greater than 10% beneficial owners were complied with for fiscal 1996. On May 8, 1996, Stephen A. Sasser, President of Symix, filed a Form 4, Statement of Changes in Beneficial Ownership, to report the grant of an option for 400,000 Symix Common Shares to him on January 17, 1996. This grant of option more properly should have been reported on a Form 4 filed before February 10, 1996. On August 8, 1996, Stephen A. Yount, who was elected Vice President of Symix in May, 1996, filed with the Commission a Form 5, Annual Statement of Changes in Beneficial Ownership, to report the grant of an option for 100,000 Symix Common Shares to him on June 14, 1996. This grant of option more properly should have been reported on a Form 4 filed before July 10, 1996. On September 19, 1996, Robert D. Williams, Vice

President-Human Resources of Symix, filed a Form 4 to report the purchase of 2,000 Symix Common Shares on November 2, 1995. The purchase of such shares more properly should have been reported on a Form 4 filed before December 10, 1995.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

    At the Meeting, six (6) directors will be elected to hold office, each until the 1997 annual meeting of shareholders and until his successor is duly elected and qualified or until his earlier resignation, removal from office or death. It is the intention of the persons named as Proxies in the enclosed proxy card to vote the shares they represent for the election of the nominees named therein, unless the proxy card is marked to indicate that such authorization is expressly withheld.

    VOTE REQUIRED. The holder of each outstanding Common Share entitled to be voted at the Meeting is entitled to one vote per share on all matters including the election of directors. The six nominees receiving the largest number of votes will be elected as directors of Symix. Symix Common Shares as to which the authority to vote is withheld and broker non-votes are not counted toward the election of directors or toward election of the individual nominees specified in the proxy card.

                       SELECTION OF INDEPENDENT AUDITORS

    Ernst & Young LLP has been selected to audit the books and accounts of Symix and its subsidiaries for the current fiscal year. Ernst & Young LLP has audited the books and accounts of Symix and its subsidiaries since 1984. Ernst & Young LLP has advised that neither the firm nor any of its partners has any direct or indirect financial interest in Symix or any of its subsidiaries. It is expected that representatives of Ernst & Young LLP will be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

                                 ANNUAL REPORT

    The 1996 Symix Annual Report to Shareholders, which includes financial statements and information concerning Symix's operations during the 1996 fiscal year, accompanies this Proxy Statement.

    SYMIX WILL PROVIDE, WITHOUT CHARGE, TO ANY PERSON SOLICITED (UPON WRITTEN REQUEST OF SUCH PERSON), A COPY OF SYMIX'S ANNUAL REPORT ON FORM 10-K FOR ITS 1996 FISCAL YEAR, INCLUDING THE FINANCIAL STATEMENTS AND THE FINANCIAL STATEMENT SCHEDULES THERETO, REQUIRED TO BE FILED WITH THE COMMISSION. SUCH REQUEST SHOULD BE ADDRESSED TO LAWRENCE W. DELEON, SECRETARY, SYMIX SYSTEMS, INC., 2800 CORPORATE EXCHANGE DRIVE, SUITE 400, COLUMBUS, OHIO 43231.

                                 OTHER MATTERS

    The management and the Board of Directors of Symix do not know of any other matters which may come before the Meeting. However, if any other matters properly come before the Meeting, it is the intention of the persons named as Proxies in the accompanying form of proxy to vote the proxy in accordance with their judgment on such matters.

    The enclosed proxy is being solicited by the Board of Directors of Symix, and Symix will bear the cost of solicitation of proxies. In addition to the use of the mails, proxies may be solicited by officers, directors and regular employees of Symix, personally, by telephone, by telegraph or other communication methods. Symix has retained Corporate Investor Communications, Inc., a professional proxy solicitation firm, to assist in the solicitation of proxies for an estimated fee of $1,000.00, plus reimbursement of expenses.

SHAREHOLDER PROPOSALS

    Any proposals by Symix shareholders intended to be presented at the 1997 annual meeting of shareholders must be received by Symix prior to May 27, 1997 in order to be considered for inclusion in Symix's 1997 proxy statement.

                                          By Order of the Board of Directors

                                                 [SIGNATURE]

                                          LAWRENCE W. DELEON,
                                          SECRETARY

Dated: September 24, 1996

                              SYMIX SYSTEMS, INC.
  PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON NOVEMBER 1, 1996
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned holder(s) of Common Shares of Symix Systems, Inc. hereby constitutes and appoints Lawrence J. Fox and Stephen A. Sasser, and each of them, with full power of substitution and revocation, as proxies or proxy to appear and to vote the Common Shares of Symix Systems, Inc. which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held at 2800 Corporate Exchange Drive, Columbus, Ohio on November 1, 1996, and any adjournment or adjournments thereof, for the following purposes:

    1. The election of the following nominees as directors of the Company (except as marked to the contrary below), each to serve for a term of one year and until his successor is duly elected and qualified or his earlier resignation, removal from office or death:

         Lawrence J. Fox         Stephen A. Sasser        Duke W. Thomas
         Larry L. Liebert        John T. Tait        James A. Rutherford

[YOU MAY WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE BY STRIKING OUT HIS NAME ABOVE.]

    2. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT OR ADJOURNMENTS THEREOF.

                 Do you plan to attend the meeting? / / YES / / NO

WHERE A CHOICE IS INDICATED, THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS SPECIFIED BY THE SHAREHOLDER(S). IF NO CHOICE IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION AS DIRECTORS OF THE PERSONS LISTED ABOVE. IF ANY OTHER MATTERS ARE PROPERLY BROUGHT BEFORE THE MEETING OR IF A NOMINEE FOR ELECTION AS A DIRECTOR NAMED IN THE PROXY STATEMENT IS UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXIES ON SUCH MATTERS OR FOR SUCH SUBSTITUTE NOMINEES AS THE BOARD OF DIRECTORS MAY RECOMMEND.

    (THIS PROXY CONTINUES AND MUST BE SIGNED AND DATED ON THE REVERSE SIDE)

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement, dated September 24, 1996, and hereby expressly revokes any and all proxies heretofore given or executed by the undersigned with respect to the Symix Common Shares the undersigned is entitled to vote at the Annual Meeting.

                                                                          Dated:
                                        ----------------------------------------

                                        Please sign exactly as your name appears herein. If shares are registered in two names, both should sign. When signing as attorney, executor, administrator, trustee, guardian or corporate official, please give your full title. If signer is a corporation, please sign the full corporate name by authorized officer.

                                        ----------------------------------------
                                        Signature of Shareholder

                                        ----------------------------------------
                                        Signature of Shareholder

                      THIS PROXY IS SOLICITED ON BEHALF OF
                 THE BOARD OF DIRECTORS OF SYMIX SYSTEMS, INC.